Exhibit 99.1

THE AZEK COMPANY ANNOUNCES TERM LOAN REFINANCING

CHICAGO, Ill—(BUSINESS WIRE)—May 3, 2022 The AZEK Company Inc. (NYSE: AZEK) (“AZEK” or the “Company”), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK Trim®, and StruXure™ pergolas, today announced the entry into a new first lien term loan credit agreement (the “New Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, and the lenders and financial institutions party thereto. The New Credit Agreement provided the Company with a $600 million first lien term loan facility (the “Credit Facility”), the proceeds of which were applied, among other uses, to prepay the obligations in full under the Company’s existing first lien term loan credit agreement, which was due in May 2024 (the “Existing Credit Agreement”). In connection with the entry into the New Credit Agreement, the Existing Credit Agreement was terminated.

The Credit Facility will mature in April 2029, subject to acceleration or prepayment. Commencing on December 31, 2022, the Credit Facility will amortize in equal quarterly installments of 0.25% of the aggregate principal amount of the loans outstanding, subject to reduction for certain prepayments.

The interest rate applicable to loans under the Credit Facility will be based on Term SOFR for the applicable interest period at AZEK’s option, plus an applicable margin of 2.50%.

“We are pleased to announce the closing of this refinancing which provides additional liquidity, strengthens AZEK’s financial position and improves our capital structure to support our future growth ambitions,” said AZEK CFO Peter Clifford. “We believe the successful completion of this transaction on favorable terms reflects the recognition by the credit market of the significant achievements we have made in executing our growth strategy as well as our continued maturation as a public company.”

In connection with the closing of the Credit Facility, the Company also received a corporate credit rating of BB- from S&P Global Ratings, which is an upgrade from its prior rating.

About The AZEK® Company

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and Versatex® AZEK Trim® and StruXure™ pergolas. Consistently recognized as the market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 100% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly, and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. Headquartered in Chicago, Illinois, the company operates manufacturing facilities in Ohio, Pennsylvania, Georgia, and Minnesota, and recently announced a new facility will open in Boise, Idaho. For additional information, please visit azekco.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains or refers to certain forward-looking statements within the meaning of the federal securities laws and subject to the “safe harbor” protections thereunder. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “hope,” “expect,” “intend,” “will,” “target,” “anticipate,” “goal” and similar expressions. Projected financial information and performance are forward-looking statements. Other forward-looking statements may include, without limitation, statements with respect to our future financial performance, liquidity and our ability to service or repay our existing indebtedness and to secure additional financing in the future. The Company bases its forward-looking statements on information available to it on the date of this release and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as may otherwise be required by law. Actual future events could also differ materially due to numerous factors that involve substantial known and unknown risks and uncertainties including, among other things, the risks and uncertainties set forth under “Risk Factors” and elsewhere in the Company’s reports on Form 10-K and Form 10-Q and the other risks and uncertainties discussed in any subsequent reports that the Company files with the Securities and Exchange Commission from time to time. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements.

Investor Contact:

Eric Robinson

312-809-1093

ir@azekco.com

Media Contact:

Rachel Mihulka

402-980-9603

AZEKquestions@zenogroup.com

Source: The AZEK Company Inc.